UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2016

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX  78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement

On March 22, 2016, Vermillion, Inc. (the “Company”) entered into an agreement (the “Agreement”) with the State of Connecticut Department of Economic and Community Development (“DECD”), pursuant to which the Company may borrow up to $4,000,000 from the DECD.  Proceeds from the loan are to be utilized primarily to fund the build-out, information technology infrastructure and other costs related to the Company’s Trumbull, Connecticut facility and operations.  The loan bears interest at a fixed rate of 2.0% per annum and requires equal monthly payments of principal and interest until maturity, which is 10 years from the initial funding date.  As security for the loan, the Company has granted the DECD a blanket security interest in the Company’s personal and intellectual property.  The DECD’s security interest in the Company’s intellectual property may be subordinated to a qualified institutional lender.  Under the terms of the Agreement, the Company may be eligible for forgiveness of up to $2,000,000 of the principal amount of the loan if the Company achieves certain job creation and retention milestones by March 1, 2018.  If the Company is unable to meet these job creation milestones within the allotted timeframe or does not maintain the Company’s Connecticut operations for a period of 10 years, the DECD may require early repayment of a portion or all of the loan depending on job attainment as compared to the required amount.

Under the Agreement, an initial disbursement of $2,000,000 will be made to the Company after final State of Connecticut approval and satisfaction of customary closing conditions.  The Agreement provides that the remaining $2,000,000 will be advanced upon obtainment of certain future milestones. The loan may be prepaid at any time without premium or penalty.

The Agreement includes customary events of default (subject to specified cure periods, materiality qualifiers and exceptions as provided for in the Agreement), including breach of the Agreement, the existence of unpaid judgments against the Company, the commencement by the Company of receivership, or bankruptcy proceedings, dissolution or liquidation of the Company, condemnation or seizure of Company property, lack of adequate security for the loan, cancellation of the Company’s insurance, inadequate job creation, and the Company’s failure to pay debts timely.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: March 28, 2016	By:	/s/ Eric J. Schoen
Eric J. Schoen
Vice President, Finance and Chief Accounting Officer